Exhibit 3.2


                               FIRST AMENDMENT TO
                             CONTRIBUTION AGREEMENT

      This FIRST AMENDMENT TO SALE AND CONTRIBUTION AGREEMENT (this "Agreement") is made as of this 9th day of December, 1998 by and among STANDARD INVESTMENT CO., LTD., an Ohio limited liability company, having an address at 6151 W. Century Blvd., S-301, Los Angeles, CA 90045-5314 ("SIC"), RCC CROSSROADS EAST ASSOCIATES, a New York general partnership, having an address at c/o Related Capital Co., 625 Madison Avenue, New York, NY 10022 ("RCC", SIC and RCC are referred to herein collectively, as "Managing Members"), J. MICHAEL FRIED, H. LEON PACHTER and ALAN P. HIRMES, each having an address c/o Related Capital Co., 625 Madison Avenue, New York, NY 10022 (each a "Crossroads East Sublimited Partner," and collectively, "Crossroads East Sublimited Partners"), STUART J. BOESKY, RITA S. BOESKY, ANDREW L. KASKEL, ALLISON K. SPITALNY AND MARK J. SCHLACTER (each an "SJB Sublimited Partner," and collectively, "SJB Sublimited Partners"), each having an address c/o Related Capital Co., 625 Madison Avenue, New York, NY 10022; (Crossroads East Sublimited Partners and SJB Sublimited Partners are referred to herein collectively as "Sublimited Partners", the Managing Members and the Sublimited Partners are each referred to herein as "Contributor" and collectively referred to herein as the "Contributors"), AEGIS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 625 Madison Avenue, New York, NY 10022, together with its successors and assigns ("AEGIS") and AEGIS REALTY, INC., a Maryland corporation, having an address at 625 Madison Avenue, New York, NY 10022, its successors and assigns (the "REIT").


                                    RECITALS:

      WHEREAS, Managing Members and Limited Partner (as defined below) are in the aggregate the owners of 100% of the Interests (as defined below) in Crossroads East Shopping Center, Ltd., an Ohio limited liability company ("Crossroads"), which limited liability company owns the Property, as defined in
Section 2.1 hereof;

      WHEREAS, the Crossroads East Sublimited Partners are in the aggregate the owners of 100% of the Interests in Crossroads East Limited Associates, a New York general partnership ("Limited Partner"), which partnership owns 30% of the Interests in Crossroads;

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      WHEREAS, the SJB Sublimited Partners are in the aggregate the owners of
100% of the Interests in SJB Crossroads East Ltd. Associates, a New York limited partnership ("SJB"), which entity owns 41.667% of the Interests in Limited Partner;

      WHEREAS (i) the Managing Members wish to sell or contribute all of their Interests in Crossroads, (ii) the Crossroads East Sublimited Partners wish to sell or contribute all of their Interests in Limited Partner and (iii) the SJB Sublimited Partners wish to sell or contribute all of their Interests in SJB, respectively, to AEGIS in exchange for units of limited partnership interests in AEGIS ("Units") and/or cash, as hereinafter set forth in this Agreement; and

      WHEREAS, the general partner of AEGIS is the REIT;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                                  The Contract

      1.1. Agreement to Contribute. For and in consideration of the mutual benefits enjoyed by one another under this Agreement, upon and subject to the terms and conditions hereof, each Contributor agrees to contribute, convey, sell, assign or transfer its Interest to AEGIS (and/or such Permitted Designees (as defined in Section 16.4 below) as AEGIS may designate, in such percentage allocations as AEGIS may designate), and AEGIS agrees to accept and purchase and/or to cause its Permitted Designee(s) to accept and purchase such Interests. As used herein, "Interest" shall mean all of a person or entity's right, title and interest in Crossroads Limited Partner and/or SJB, as applicable, set forth on Schedule 1 hereto, including his or its right, title and interest in capital, profits and distributions. .


                                    ARTICLE 2
                                  The Property

      2.1. Property. As used in this Agreement, the term "Property" shall mean and refer to all of the following:

            (a) The real property located at 2820 South Hamilton Road in the City of Columbus, County of Franklin, and State of Ohio, as more particularly described on Exhibit A attached hereto (the "Land");

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            (b) The shopping center and all other buildings, structures, fixtures, parking areas, and other improvements presently located upon the Land (collectively, the "Improvements");

            (c) All rights, titles, and interests of Crossroads appurtenant to the Land and Improvements, including, but not limited to, (i) all easements, alleys, rights of way, rights of ingress and egress, tenements, covenants, hereditaments, privileges, mineral and water rights and appurtenances in any way abutting, adjacent, contiguous to, adjoining or otherwise belonging to the Land or Improvements and the use thereof, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, and (iv) any leases of adjacent land or facilities used in connection with the operation of the Property (collectively, the "Appurtenances;" together with the Land and Improvements, the "Real Property");

            (d) Any award made or to be made in lieu of the Real Property, including but not limited to any and all awards for any casualty or condemnation proceeding, any unpaid award or damages to the Real Property by reason of change of grade of any highway, road, street or avenue and any insurance proceeds received as the result of any casualty to the Real Property;

            (e) All tangible personal property and fixtures (which are not part of the Improvements) of any kind attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof (or acquired by Crossroads and so employed prior to Closing, as defined below), including, but not limited to, all furniture, fixtures, equipment, signs; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all copy machines, computers, software, facsimile machines and other office equipment; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment, and all incinerating and disposal equipment and all vans, automobiles and other motor vehicles, excluding any bank accounts (collectively, the "Personal Property");

            (f) All leases, licenses, occupancy agreements, or other agreements providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Real Property, together with all amendments, modifications, renewals and extensions thereof (collectively, the "Leases" and individually, a "Lease"), and all guaranties by third parties of the obligations of the tenants, licensees, concessionaires or other entities thereunder (collectively, the "Guaranties");

            (g) All prepaid rents and deposits, and all additional rents, profits, income and receipts held by Crossroads or its managing agent under any lease in the nature of security

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for the performance of a tenant's (each, a "Tenant") obligations under any
Lease, including, but not limited to, refundable security deposits and rental deposits, (collectively the "Deposits");

            (h) To the extent assignable, any and all of the following that relate to or affect, in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Real Property, Personal Property, Leases or Deposits:

                 (i) Contracts and agreements, including, without limitation, contracts and agreements such as labor or collective bargaining agreements, service or maintenance contracts, employment agreements, utility contracts, billboard contracts or leases, contracts for the purchase of supplies, telephone service agreements, cable service agreements, and yellow pages or other advertising agreements (collectively, the "Service Contracts") all of which are subject to AEGIS's prior approval, exclusive of those to be terminated by Crossroads pursuant to Section 5.6 below;

                 (ii) Warranties, guaranties, indemnities, and claims for the benefit of Crossroads (collectively the "Warranties");

                 (iii) Licenses (including without limitation liquor, beer, wine, bar and similar licenses), permits (including without limitation health, swimming pool and elevator permits), certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party (collectively the "Licenses");

                 (iv) Trade names, trade styles, trade marks, service marks, logos, copyrights and other identifying material, and all variations thereof, relating to the Real Property and its ownership, use, operation and management, together with all related goodwill (collectively, the "Tradenames");

                 (v) Plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports to the extent in Crossroads' possession or control (collectively, the "Plans");

                 (vi) Leases of any Personal Property and other contracts permitting the use of any Personal Property at the Improvements (collectively, the "Personal Property Leases"), and all of which are subject to AEGIS's prior approval exclusive of those to be terminated by Crossroads pursuant to Section 5.6 below;

            (i) To the extent possessed by Crossroads, Crossroads' interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements, and the foregoing right shall include, but not be

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limited to (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, (ii) all reservations of or commitments covering any such use in the future, (iii) all wastewater capacity reservations ever issued and relating to the Land or Improvements, and (iv) all deposits held by any such utility suppliers (all of the foregoing are referred to in this Agreement collectively as the "Utility Reservations");

            (j) All books and records, promotional material, brochures, current rent rolls, prints and/or pictures of the Real Property or Personal Property, tenant data, marketing and leasing material and forms, market studies, keys, reports, tests and other materials of any kind owned by Crossroads and in Crossroads' possession or control, or to which Crossroads has access or may obtain and has the right to convey and deliver which are or may be used in Crossroads' ownership or use of the Real Property or the Personal Property, whether any of the foregoing are in hard copy form or in computerized data storage form (collectively, the "Records"). However, Crossroads and the Contributors shall have access to such books, records, materials, etc. if required in connection with tax audits; and

            (k) all other rights, privileges and appurtenances owned by Crossroads, if any, and in any way related to the foregoing rights and interests.


                                    ARTICLE 3
                           Contribution Consideration

      3.1. Contribution Consideration. (a) The aggregate purchase price for the Interests (the "Purchase Price") shall be the sum of Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000) less (i) the principal amount of that certain mortgage (the "First Mortgage") of approximately $1,852,051.00 held by National City Bank of Columbus encumbering the Property subject to the terms of this Agreement (which shall be satisfied at closing by AEGIS), and (ii) the amount of the Deferred Note, as defined in Section 3.1(a)(iv) below. AEGIS shall pay the Purchase Price to each of the Contributors at Closing as follows:

            (i) the Purchase Price shall be allocated among the Contributors in proportion to their respective Interests.

            (ii) the portion of the Purchase Price payable to Contributors in cash, as set forth on Schedule 1, shall be paid on the Closing Date by the wire transfer of immediately available Federal Funds to an account or accounts designated by such Contributors (the "Cash Component").

            (iii) the portion of the Purchase Price payable to Contributors in Units, as set forth on Schedule 1 (the "Unit Component") shall be calculated in the manner provided below; provided that the Unit Component shall be distributed only to Contributors,

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      equity owners, partners or members thereof who meet the definition of
      "Qualifying Partners" set forth in subsection (b) below.

            (iv) in addition to the Purchase Price each Contributor shall be entitled to receive a pro rata share of $230,000, which shall be payable by delivery at Closing of a promissory note (a "Deferred Note") in that amount, in the form attached hereto as Exhibit X, payable to such Contributors or Qualifying Partner thereof, which shall provide that (a) the principal balance without interest shall be due and payable on the day prior to the first anniversary of the date of a Deferred Note and shall be payable in cash or Units in accordance with Schedule 1 annexed hereto, and
      (b) a Deferred Note shall be prepayable in whole or in part without penalty or premium.

      The prorations and adjustments provided herein shall be paid in cash by AEGIS or the Contributors, as the case may be.

            (b) As used herein, the term "Qualifying Partner" shall mean any Contributor or equity owner, partner or member thereof or any equity owner, partner or member of any of them (i) who is an "accredited investor", as such term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (ii) who is receiving and who has completed and returned to AEGIS an Investor Questionnaire in the form of Exhibit B annexed hereto, (iii) who will be receiving Units with a value of not less than $250,000 in the aggregate (calculated as provided in Section 3.3 below), and (iv) who agrees to execute and deliver to AEGIS, prior to its receipt of any Units, the documents described in Section 11.2(a) below.

      3.2. Allocations. The parties hereto agree that the Purchase Price shall be allocated between the Land and the Improvements in a manner which is consistent with the currently applicable tax statements from the governmental entities having jurisdiction over the Property. No part of the Purchase Price is being paid for any Personal Property, the acquisition of any copyrights, trademark, service marks and other marks or the Logo, it being understood and agreed by the parties hereto that any Personal Property and Tradenames are being conveyed as a material inducement to AEGIS to acquire the Property for the Purchase Price.

      3.3. The Unit Component. (a) Effective as of and subject to the occurrence of the Closing, each Contributor to whom the Units are to be distributed will subscribe for and agree to accept the issuance of the Units and to be bound by the terms and conditions of the AEGIS partnership agreement (the "Partnership Agreement"), a copy of which has been provided to such Contributor, including without limitation the power of attorney granted in the Partnership Agreement, and to execute and deliver at the closing such other documents or instruments as may be required to effect the admission of any such Contributor as a limited partner in and to AEGIS, including signature pages to the Partnership Agreement. The number of Units comprising the Unit Component shall equal the portion of the Purchase Price payable in Units divided by Thirteen ($13.00) Dollars.

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            (b) If as of the last trading day prior to the first anniversary of the Closing (such date, the "Post-Closing Adjustment Date") the Average Price Per Share (defined below) is less than $13.00 (as adjusted for any stock splits, reverse stock splits or similar events), AEGIS shall issue to the Contributors receiving Units on the last business day prior to the First Anniversary additional Units as of such Post-Closing Adjustment Date equal to Units in the amount of the difference between (i) the quotient obtained by dividing (A) the portion of the Purchase Price payable in Units by (B) the Average Price Per Share as of the Post-Closing Adjustment Date and (ii) the number of Units issued to such Contributors on the Closing Date. AEGIS shall not issue fractional Units but in the event that there is a remainder of dollars after the Average Price Per Share of the Common Stock is divided into the amount of Units, the unit amount shall be adjusted upward to the next whole number of Units. AEGIS and the Contributors hereby agree that in no event shall the number of Units either increase or decrease if the Average Price Per Share of the Common Stock as of such date shall be greater than $13.00.

            (c) The "Average Price Per Share" shall mean, with respect to any given date, the average final closing per share price of the common stock of the REIT, $ .01 par value per share (the "Common Stock"), as such closing price is set forth in The Wall Street Journal, American Stock Exchange Composite Transactions section, under the column "Close", during the twenty (20) trading day period ending on such date. The provisions of the definition of "Value" set forth in the Exchange Rights Agreement shall apply if the Common Stock is not listed or admitted to trading.

      3.4. Registration Rights. Each Contributor, equity owner, partner, member or Qualifying Partner thereof to whom the Units are to be distributed shall have the right, after a one-year "lock-up period", to exchange his, her or its Units for cash or, at the option of the REIT, shares of the Common Stock on a one-for-one basis (subject to customary anti-dilution and adjustment provisions). Following the lock-up period, each such Contributor, equity owner, partner or member thereof may request the REIT to register the shares with the Securities and Exchange Commission (the "SEC") pursuant to a "shelf" registration which the REIT will file with the SEC within ninety (90) days after the receipt of such request. Such rights will be set forth in a lock-up agreement (the "Lock-Up Agreement"), exchange rights agreement (the "Exchange Rights Agreement") and registration rights agreement (the "Registration Rights Agreement") and subject to a voting trust agreement (the "Voting Trust Agreement") whereby such Contributor, equity owner, partner or member thereof agrees to vote all of its OP Units or stock into which OP Units are converted in accordance with the direction of AEGIS for a period of not less than four (4) years, all to be executed by each such Contributor and one or more of either AEGIS and/or the REIT, as appropriate, at the Closing. The Lock-Up Agreement, Exchange Rights Agreement, Registration Rights Agreement and Voting Trust Agreement shall be substantially in the forms attached hereto as Exhibit C, Exhibit D, Exhibit E and Exhibit AA, respectively.

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      3.5. Earnest Money. For the purpose of securing the performance of AEGIS's obligations under the terms and provisions of this Agreement and as a condition precedent to Contributors' obligations hereunder, simultaneously with the execution and delivery of this Agreement, AEGIS shall pay, by check subject to collection, to Royal Abstract (the "Escrow Agent"), the amount of Fifty Thousand Dollars ($50,000.00), which amount (the "Initial Down Payment") Escrow Agent shall deposit in an interest-bearing account. The Initial Down Payment, and so much of sums as may have been so deposited with Escrow Agent at any given time, together with any interest accrued thereon, is hereinafter referred to as the "Earnest Money." The Earnest Money, together with interest earned thereon, shall be returned to AEGIS at Closing or, if this Agreement is terminated prior to Closing, to the party or parties entitled to receipt of the Earnest Money as otherwise provided hereunder.

                                    ARTICLE 4
                                Title and Survey

      4.1. Marketable Title. At Closing, the Property shall be free and clear of all mortgages, debts, liens, encumbrances, management agreements, leases, licenses, franchises, concession agreements, security interests, conditions, restrictions, rights-of-way, easements, encroachments, claims and other matters affecting title, other than (a) those matters set forth as Exhibit G annexed hereto; (b) those matters to which AEGIS does not object in accordance with
Section 5.5; and (c) those matters otherwise permitted by the express terms of this Agreement or expressly approved by AEGIS in writing (such matters described in clauses (a) through (c), collectively, the "Permitted Exceptions").

      4.2.  Title Commitment.  AEGIS hereby acknowledges receipt of:

            (a) Commitment No. 808919 for title insurance, dated August 3, 1998 (the "Title Commitment") issued by Chicago Title Insurance Company through Royal Abstract, its agent (the "Title Company"), for an ALTA 1992 Owner's Policy, covering the Land and Improvements, in the full amount of the Purchase Price allocable to the Land and the Improvements, with access, zoning, subdivision, contiguity and survey endorsements and any other endorsements as AEGIS or its lender may reasonably require, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to AEGIS at Closing an owners policy of title insurance (the "Title Policy") on the ALTA 1992 comprehensive coverage owner's policy as endorsed as AEGIS or its lender may reasonably require; and

            (b) A true, complete, and legible copy of all documents and instruments (as recorded, where applicable) (the "Supporting Documents") referred to or identified in the Title Commitment, including, but not limited to, all deeds and other conveyance documents evidencing transfer of title into Crossroads, lien instruments, leases, plats, surveys,

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reservations, restrictions, and easements. AEGIS may order "bring-downs" or
"continuations" of such Title Commitment from time to time until the Closing.

      4.3. UCC Search. AEGIS shall obtain, at AEGIS' expense, current written reports (the "Searches") from the (a) Office of the Secretary of State of the state where (i) the Property is located, (ii) Crossroads maintains its principal place of business, (iii) Crossroads was formed, and (iv) each of the Contributors resides/maintains its principal place of business/was formed; (b) the UCC filing offices of (i) the counties where the Property is located, (ii) where Crossroads maintains its principal place of business and (iii) each of the Contributors resides/maintains its principal place of business/was formed; and the deed recording offices and circuit courts of the counties where each of the Contributors resides/maintains its principal place of business reflecting the results of current searches of the judgment, tax lien and bankruptcy filing records maintained by such offices. All searches shall reflect the results of current searches of the records maintained by such offices, said searches to be made under the name of Crossroads, its managing agent, any trade names used by Crossroads at the Property, and each Contributor.

      4.4. Survey. Within ten (10) days after the execution of the Agreement, the Managing Members shall deliver to AEGIS the most current "as built" survey in its possession (the "Survey") of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the state in which the Real Property is located.

      4.5. Objections to Title, Survey and UCC Searches. (a) On the Closing Date, title to the Property shall be free and clear of all liens, pledges, security interests, easements, restrictions, covenants and other encumbrances, other than the Permitted Exceptions. Within ten (10) days after its receipt of the Title Commitment, the Survey and the Searches, AEGIS shall notify the Contributors (or such of them as may be applicable) of its objection to any of the matters reflected therein (other than the Permitted Exceptions). AEGIS shall also promptly notify the Contributors(or such of them as may be applicable) of any objections to matters revealed in any subsequent updates or continuations of the Title Commitment, the UCC Searches or the Survey. If AEGIS shall so notify any Contributor of any objections and, if such Contributor, as applicable, is unable or unwilling to cure or remove such objections, AEGIS shall have the right but not the obligation to terminate this Agreement by giving the Contributors notice of its intention to do so. If the Contributors fail to cure or remove such objections within five (5) days thereafter, AEGIS may give them notice of termination.

            (b) With respect to objections to matters involving the Title Commitment or the Supporting Documents the Title Company's agreement to delete from Schedule B, Section 2 any such matter(s) shall constitute compliance with the obligations of Crossroads or such Contributor, as applicable, under this
Section 4.5.

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      4.6. Violations. AEGIS shall notify the Managing Members of all violations of law or municipal ordinances, orders, requirements or regulations noted in or issued by the departments of buildings, fire, labor, health or other federal, state, county, municipal and other governmental departments, agencies and authorities having jurisdiction against or affecting the Property ("Violations") on the Closing Date and any outstanding work orders and requirements of any company now or then insuring the Property against casualty loss to which AEGIS objects, and the last two sentences of Section 4.5(a) shall apply thereto. The Managing Members shall furnish AEGIS with an authorization to make the necessary searches to ascertain whether the Property is subject to any Violations and AEGIS and its authorized representatives shall have the right to enter upon and inspect the Property from time to time on and before the Closing Date.

                                    ARTICLE 5
                AEGIS's Review Period: Inspections and Objections

      5.1. Inspections. The Managing Members shall give AEGIS and AEGIS's agents and representatives access to the Property during normal business hours prior to Closing and the right to physically inspect the Property, to conduct soil tests, environmental tests and inspections, and other tests and inspections and to examine any books, records and other financial information pertaining to the Property, provided that AEGIS shall indemnify Crossroads, the Managing Members and the Contributors for any loss, cost, damage or liability to persons or property arising therefrom. The costs and expenses of AEGIS's investigation shall be borne solely by AEGIS. In the event that the transaction contemplated by this Agreement does not close for any reason other than a default by either the Managing Members or any Contributor, AEGIS shall have the obligation to repair any damage caused by AEGIS's inspections and tests to the condition prior to AEGIS's entry, which obligation shall survive any termination of this Agreement. The terms of this Agreement and all information furnished by Crossroads to AEGIS in accordance with the provisions of this Agreement or obtained by AEGIS in the course of its investigations shall be treated as confidential information by AEGIS, subject to the provisions of Article 6 below.

      5.2. Property Documents. On or prior to the date hereof, the Managing Members, at their sole cost and expense, have delivered to AEGIS to the extent in its possession, and to its actual knowledge without independent inquiry, true, correct and complete copies (or where specifically indicated, original counterparts) of the following, together with all amendments, modifications, renewals or extensions thereof:

             (i) All Warranties relating to the Property or any part thereof which are still in effect;

            (ii) Financial statements, balance sheets, income statements, general ledgers, budgets and Federal and State income tax returns for the Property, for the current year to date and each of the three (3) years prior to the year of this Agreement (the


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      "Financial Statements"), including the itemization of (1) annual insurance premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon;
      (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and other sources; (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of the Property; and (6) historical occupancy statistics for the Property;

           (iii) All Licenses;

            (iv) All of the most recent real estate and personal property tax statements with respect to the Property and notices of appraised value for the Land and Improvements;

             (v) All engineering and architectural plans, drawings and specifications relating to the Property, as well as copies of any environmental reports, boundary surveys, engineering reports and subsurface studies affecting the Property. If the Property is acquired by AEGIS, all such documents and information shall thereupon be and become the property of AEGIS without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, AEGIS shall return such information to Crossroads;

            (vi) All Service Contracts and a schedule of such Service Contracts (the "Schedule of Service Contracts");

           (vii) All Leases, a schedule of such Leases (the "Schedule of Leases") and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by Crossroads in connection therewith which would be binding on AEGIS after Closing;

          (viii) A rent roll, certified by Crossroads to be true and correct, including for each Lease (1) the name of the tenant; (2) the address or location of the demised Property; (3) the base rental rate; (4) the amount of prepaid rent; (5) the amount of each security deposit; (6) the applicable percentage rental rate, if any, and the means of calculation thereof; (7) the date of the Lease; and (8) the expiration date of the Lease;

            (ix) All notices received by Crossroads or its managing agent from governmental authorities in connection with the Property, and a list of all current Violations (as defined in Section 8.2 below) known to Crossroads;

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

             (x) A list of all current Property employees and their salaries or wages and all employment benefits accompanied by copies of their employment agreements and/or union contracts, if any;

            (xi) An inventory of the Personal Property;

           (xii) A schedule of the Deposits (the "Schedule of Deposits");

          (xiii) A description of the existing insurance covering the Property;

           (xiv) An audited balance sheet (the "Balance Sheet") of the Property as of December 31, 1997 (the "Balance Sheet Date"), listing all liabilities, accounts payable and accounts receivable of the Property and Crossroads as of such date. The Balance Sheet (i) will be in accordance with the books and records of the Property, (ii) will fairly present the financial condition of the Property at the Balance Sheet Date and the financial results for the entities and periods therein specified and (iii) will have been prepared in accordance with generally accepted accounting principles consistently applied;

            (xv) A schedule of any litigation, arbitration or administrative proceedings pending or threatened with respect to the Property;

           (xvi) Crossroads' organizational documents (the "Organizational Documents");

          (xvii) The most recent title insurance policy and survey for the Property;

         (xviii) All documents evidencing or securing any mortgage loans encumbering the Property;

           (xix)  Intentionally omitted;

            (xx) Any documents pertaining to any Utility Reservations;

           (xxi) Any leases of adjacent land or facilities used in connection with the operation of the Property;

          (xxii) Crossroads' 1998 capital and operating budgets and all materials relating to its marketing program; and

         (xxiii) Such other documents or information as may be requested by AEGIS no later than ten (10) days after the execution hereof.

The Managing Members shall promptly notify AEGIS in writing upon learning of any material inaccuracy, misstatement or omission in any of the information furnished to AEGIS and shall supply AEGIS with updated information or schedules, as required.

      5.3. AEGIS's Review Period Termination Right. AEGIS shall have until 5:00 P.M. Eastern Time on that date which is fifteen (15) days after the date on which this Agreement has been fully executed by all of the parties hereto, for the review of title, survey and environmental matters (the "Review Period"), to evaluate the Property and the matters listed in Articles 4 and 5.2. In the event AEGIS shall determine, in AEGIS's sole discretion, that the results of the inspection and review are unsatisfactory, or for any other reason whatsoever, AEGIS shall have the right to terminate this Agreement upon written notice to each of the Contributors and Crossroads delivered at any time on or before the expiration of the Review Period. Failure by AEGIS to notify Contributors and Crossroads of its election to terminate this Agreement within such period shall be deemed AEGIS' election not to terminate this Agreement but to proceed to Closing. Upon a termination of this Agreement by AEGIS as permitted herein, the Earnest Money shall be returned to AEGIS and thereafter neither party shall have any further obligation or liability to the other under this Agreement, except for the obligation to pay the cost of repairs, if any, and the indemnity set forth in Section 5.1 and the return of the materials in accordance with Section 5.2(v) hereof.

      5.4. Operational Licenses. During the Review Period AEGIS shall have obtained, or determined that it will be able to obtain all permits, licenses, approvals and other authorizations necessary or desirable to operate the Property. To that end, during the Review Period, the Managing Members and AEGIS shall cooperate with each other, and each shall execute such transfer forms, license applications and other documents as may be necessary or desirable for AEGIS or its designees to obtain such permits, licenses, approvals and other authorizations.

      5.5. Procedure for AEGIS's Objections. At any time during the Review Period AEGIS may notify the Managing Members in writing of any objections AEGIS may have with respect to the Property or to any matters reflected in or concerning any of the documents or items delivered by the Managing Members to AEGIS, or to the results of the inspections, tests and studies of the Property made by AEGIS, or to any Service Contracts, Leases or Licenses, or to any other matters under this Agreement. If AEGIS shall so notify Crossroads of any objections under Sections 4.5 or 5.5 hereof, and if the Managing Members is unable or unwilling to cure or remove the objections identified in AEGIS' notice on or before the Closing Date, or shall otherwise fail to respond, to any objection of AEGIS on or before the Closing Date, as same may be adjourned for a maximum of ten (10) days pursuant to Section 11.1 (unless AEGIS, in its sole discretion, waives such objection in writing), or (ii) AEGIS, in AEGIS's sole discretion, is not satisfied with the results of any cure efforts by such party, or (iii) the Managing Members is unable to satisfy AEGIS's objections for any reason whatsoever, then in any such event described in clauses (i), (ii) and
(iii) above AEGIS may terminate this Agreement on written notice to the Managing Members and the Contributors, whereupon the Earnest Money shall be returned to AEGIS and thereafter neither party shall have any further obligation or liability to the other under this Agreement, except for the cost of repairs, if any, and the indemnity set forth in Section 5.1 and the return of the materials in accordance with Section 5.2(v) hereof.

      5.6. Cancellation of Management Agreements and Service Contracts. Upon request by AEGIS, by Closing, the Managing Members shall, cause Crossroads to cancel any and all management agreements affecting the Property. Crossroads shall also cancel any of such Service Contracts objected to by AEGIS.


                                    ARTICLE 6
                                 Confidentiality

      6.1. Press Releases. Neither AEGIS, Crossroads, any Contributor, nor any Affiliate of either AEGIS, Crossroads or any Contributor shall issue any press release nor otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date, without the prior written consent of AEGIS and Crossroads.

      6.2. Confidentiality. (a) Except to the extent otherwise provided herein, required by law or advised by counsel to be in accordance with law, or contemplated by Section 6.1, until the consummation of the transaction contemplated by this Agreement, the parties hereto shall hold, and shall cause each of their respective Affiliates to hold, all information and documents obtained in connection with the transactions contemplated hereby confidential including, any oral and written information concerning Crossroads, any Contributor and the Property received from Crossroads, any Contributor or from a third party at the direction of either Crossroads or any Contributor (collectively the "Due Diligence Material"). The Due Diligence Material shall not be disclosed, discussed or made known without the prior written consent of the Crossroads, except on a need to know basis for the purpose of evaluating the transaction contemplated by this Agreement to the officers, employees or board of directors of the REIT, AEGIS, or any of their affiliates; to the Related Aegis, L.P., the advisor to the REIT and its general partner and any officer, employee or investor thereof; to AEGIS's prospective lenders and their counsel; to any marketing company employed to do feasibility studies; or any investment banking, accounting, legal or other professional advisers; or to any environmental or engineering consultants with whom AEGIS desires to consult in connection with the proposed transaction. If the transaction contemplated hereby is not consummated for any reason whatever, each party hereto shall, as soon as practicable and to the extent possible, return all such information and documents (and any copies thereof in such party's possession) to such other party hereto.

      (b) Notwithstanding the foregoing, it is acknowledged that the REIT may sell shares to the general public and that in connection therewith, the REIT has the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements and other papers, documents and instruments necessary or reasonably required in the REIT's reasonable judgment, and that of its attorneys and underwriters, to file a registration statement with respect to its shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement, as well as various documents delivered to the REIT and/or AEGIS pursuant to this Agreement provided that such disclosure is necessary or reasonably required.


                                    ARTICLE 7
                              INTENTIONALLY OMITTED


                                    ARTICLE 8
Covenants of the Managing Members and Contributors; Pre-Closing Matters

      8.1. Interim Operation. The Managing Members hereby covenant and agree that between the date of this Agreement and the Closing, Crossroads shall:

            (a) Operate, manage, and maintain the Property consistent with Crossroads' prior practice and as a reasonable and prudent operator of like-kind Properties in the same competitive market would operate, manage, and maintain the Property, including, without limitation, (i) using reasonable efforts to preserve its relations with Tenants, suppliers and other parties doing business with Crossroads with respect to the Property, (ii) maintaining the current level of advertising and other promotional activities for Property facilities, (iii) maintaining its books of accounts and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and
(iv) remaining in substantial compliance with all current Leases, Licenses and other agreements;

            (b)   Not commit waste of any portion of the Property;

            (c) Keep and maintain the Property in a state of repair and condition consistent with the requirements of clause (a) above;

            (d) Keep, observe, and perform all its obligations under the Leases, the Service Contracts and the Licenses, and all other applicable contractual arrangements relating to the Property;

            (e) Not enter into any new agreements of the nature of the Service Contracts or Leases or, except in the ordinary course of business, any amendments, modifications, terminations, renewals, expansions or extensions of any existing Service Contracts or Leases, without AEGIS's prior written consent which shall not be unreasonably withheld, delayed or conditioned. Any such new agreement or renewal or extension of existing agreements to which AEGIS's consent was not obtained, whether or not such consent is required under this Section 8.1(e), shall subject the applicable agreement to AEGIS's review under Section 5.5. The cost of any tenant improvements, tenant allowances or brokerage fees payable in connection with any Lease to which AEGIS has consented as aforesaid shall be borne by AEGIS;

            (f) Not cause or permit the removal from the Property of any article of Personal Property except as may be necessary for repairs, or the discarding of worn out or useless items, provided, however, that any article removed for repairs shall be returned to the Property promptly upon its repair and shall remain a part of the Personal Property whether or not such article shall be located on the Property at the time of the Closing, and any article so discarded shall be replaced with a new article of similar quality and utility prior to the Closing;

            (g) Not make, grant or suffer any mortgage, lien, pledge, encumbrance, charge, easement, right-of-way, covenant or restriction with respect to the Real Property or the Personal Property or any portion thereof, without the prior written consent of the AEGIS in each instance;

            (h) Except to the extent required by any written agreement in effect as of the date hereof, not take any steps with respect to the negotiations or appraisal of rent under any of the Leases nor grant any bonus, free rent, rebate or other concession to any present or future Tenant (other than pursuant to Leases to which AEGIS has consented under Section 8.1(e) above), in each case without AEGIS's prior written consent;

            (i) Advise AEGIS promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Property, or to its knowledge, the Contributor which is instituted or threatened after the date of this Agreement;

            (j) Use its good faith efforts to not take, or fail to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of the Managing Members contained in this Agreement;

            (k) Materially comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Property except for those compliance with which is the responsibility of tenants;

            (l) Not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the Property, any portion thereof or any interest therein;

            (m) Not allow any License or other right currently in existence with respect to the operation, use, occupancy or maintenance of the Property to expire, be canceled or otherwise terminated without AEGIS's prior written consent;

            (n) Not undertake or commence any renovations or alterations at the Property, except those necessary to comply with any of the provisions of this Agreement, or the express provisions of any Lease, without the prior written consent of the AEGIS in each instance;

            (o) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Property or any part thereof on or before the date on which the payment thereof is due;

            (p) Keep the existing insurance coverage for the Property in full force and effect;

            (q) Not amend, modify or renew, or agree to amend, modify or renew, any ground lease or mortgage loan documents or agreements to which the Property may be subject, if any, without in each instance AEGIS's prior written consent;

            (r) Not apply any of the Deposits, whether to a default of a Tenant or otherwise; and

            (s) Not accept payments of rents, additional rents or any other sums due and payable under the Leases which are tendered more than one (1) month in advance of the due dates thereof.

      8.2. Violations. The Managing Members hereby covenant and agree that all material violations of federal, state, county or municipal laws, ordinances, orders, regulations or requirements or those of any governmental or quasi-governmental department, agency or authority, issued, filed, or served by any governmental or quasi-governmental agency or authority having jurisdiction over the Property against or affecting the Property ("Violations") on or before the Closing Date of which Crossroads has actual knowledge shall be promptly disclosed to AEGIS.

      8.3. Third Party Consents. The Managing Members shall use reasonable good faith efforts to obtain and to deliver to AEGIS, not less than ten (10) days prior to Closing, all third party consents and approvals required for the transactions contemplated hereby, including but not limited to the consent of any party required for the assignment of any Service Contract or Lease to AEGIS.

      8.4. Estoppel Certificates. The Managing Members shall use reasonable efforts to cause Crossroads, at its expense, to obtain and deliver to AEGIS, not less than ten (10) days before Closing, estoppel certificates from each Tenant under any Lease affecting the Property, in substantially the form of Exhibit H hereto.

      8.5.  Intentionally Omitted.

      8.6.  Intentionally Omitted.

      8.7. Shadow Management. Crossroads shall permit AEGIS to establish and maintain a shadow management operation with respect to the Property prior to the Closing Date. Personnel from AEGIS's or manager's shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Crossroads or its agents concerning the Property and shall have the right (at AEGIS's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Property; provided, however, that AEGIS and its shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Property, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, (c) shall repair any damage to the physical condition of the Property caused by AEGIS or its agents in any such shadow management operation, and (d) shall not be deemed to have assumed management responsibilities prior to Closing by virtue of such shadow management.

      8.8. Access to Records and Financial Information. AEGIS and AEGIS's authorized representatives and employees shall have the right, at AEGIS's sole cost, risk and expense, from time to time, subject to the rights of tenants, to enter upon and pass through the Property during normal business hours and upon reasonable notice to Crossroads or any of the Contributors, as applicable, to examine and inspect all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Property, are in the possession or control of Crossroads or any Contributors, and have not been otherwise provided to AEGIS as required elsewhere herein. Further, and not in limitation of Section 5.2 above, AEGIS's representatives shall have access to all financial and other information relating to the Property and to enable them to prepare a registration statement, report or disclosure statement for filing with the Securities and Exchange Commission (the "SEC") on behalf of the REIT and/or its affiliates. Prior to the end of the Review Period, Crossroads shall also provide to AEGIS's representatives a signed representation letter sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property, such letter to be in the form of Exhibit I hereto subject to the further requirements of such accountant. To the extent that the Financial Statements provided by Crossroads pursuant to Subsection 5.2 hereof for the current year do not include any period up to and including the Closing Date, Crossroads shall, within twenty-five (25) days after the Closing Date, provide AEGIS with monthly unaudited Financial Statements, including Balance Sheets, general ledger and income statements applicable to such period inclusive of the Closing Date. From the date hereof until the Closing Date, Crossroads shall deliver to AEGIS each month upon receipt of a copy of the monthly financial report for the Property.

      8.9. Exclusivity. From the date hereof through the end of the Review Period (the "Exclusivity Period"), neither Crossroads, any Contributors nor any Affiliates of either Crossroads or any Contributor will solicit or entertain discussions with any other party or furnish information related to a sale of the Property or any part thereof.

      8.10. Intentionally Omitted.

      8.11. Tax Information. The Managing Members acknowledge that (i) the computation of taxable income of AEGIS is crucial in the determination of the taxable income of the REIT, (ii) the REIT needs to be able to prepare accurate estimates of its taxable income in order to monitor compliance with the requirement that it distribute 95% of its taxable income to its shareholders, and (iii) the depreciation of the Property and the required depreciation allocations under Section 704(c) of the Code will materially impact the computation of AEGIS's and the REIT's taxable income. Accordingly, the Managing Members agree that (i) prior to the expiration of the Review Period, the Managing Members shall provide AEGIS with tax basis computations and historical tax depreciation schedules updated through the Closing Date for the Property; and (ii) prior to the expiration of the Review Period, the Managing Members shall provide AEGIS with all data reasonably available to it required to perform depreciation allocations (as contemplated by Section 704(c) of the Code) with respect to the Property and any recipient of the Units. Such data shall include the tax basis allocable to the OP Unit recipients for the Property.


                                    ARTICLE 9
                    Representations, Warranties and Covenants

      9.1. Representations by AEGIS and the REIT. AEGIS and the REIT hereby represent and warrant unto Contributors that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing
Date:

            (a) AEGIS is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and, has full right, power and authority to issue the Units, to enter into this Agreement and to assume and perform all of its obligations. Upon the expiration of the Review Period (provided this Agreement has not been terminated), the execution and delivery of this Agreement and the performance by AEGIS of its obligations under this Agreement will require no further action or approval of AEGIS's or the REIT's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of AEGIS. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act, subject as aforesaid.

            (b) AEGIS is not a foreign partnership (as such term is defined in the Internal Revenue Code and Income Tax Regulations).

            (c) The entry into, performance of, or compliance with this Agreement by AEGIS has not resulted, and will not result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, partnership agreement, bylaw, articles of organization, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to AEGIS.

            (d) The REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland which operates as a real estate investment trust, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations. Upon the expiration of the Review Period (provided this Agreement has not been terminated), the execution and delivery of this Agreement and the performance by AEGIS of its obligations under this Agreement will require no further action or approval of AEGIS's or the REIT's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of AEGIS.

            (e) The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act, subject as aforesaid.

            (f)The REIT has elected to be taxed as a REIT under Internal Revenue Code Sections 856-860 and has qualified to be taxed as a REIT for its taxable year ending December 31, 1997, and the REIT's method of operation will enable it to qualify to be taxed as a real estate investment trust for its taxable year ended December 31, 1998 and subsequent taxable years.

            (g) The REIT is a domestically controlled REIT (as such term is defined in Internal Revenue Code Section 897(h).

            (h) The entry into, performance of, or compliance with this

Agreement by the REIT has not resulted, and will not result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to the REIT.

            (i) No representation or warranty made by AEGIS or the REIT in this Agreement, in any exhibit annexed hereto, or in any letter or certificate furnished to Crossroads or the Contributors pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

            (j) AEGIS shall treat the portion of the Property acquired by Unit as a contribution to a partnership pursuant to Section 721 of the code and shall take a carry over basis in such portion of the Property pursuant to Section 723 of the Code.

            (k) The Partnership Agreement is in full force and effect and has not been further amended or modified.

            (l) The Units to be issued to the Contributors, when issued, sold and paid for pursuant to this Agreement and the Partnership Agreement, will be duly authorized, validly issued, fully-paid and free of all liens.

            (m) The shares of Common Stock to be issued upon conversion of Units will be duly authorized and reserved for issuance and, to the extent delivered upon exchange of the OP Units, when issued, sold and paid for pursuant to this Agreement and the Partnership Agreement, will be validly issued, fully paid and nonassessable, free of all liens and upon official notice of issuance will be listed on the AMEX (or such other exchange or national quotation system as the Common Stock is then traded on).

            (n) The REIT has filed all forms, reports, schedules, proxy materials, registration statements and related prospectuses and supplements and other documents required to be filed by the REIT with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, for the year ended December 31, 1997 up to the date hereof (collectively, the "SEC Documents") and will cause to be delivered to Contributor copies of such additional documents as may be filed with the SEC by the REIT between the date hereof and the Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Closing will be, prepared and filed in all material respects in compliance with the rules and regulations promulgated by the SEC, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      9.2.  Representations by Contributors.

            (a) Each Contributor that is not an individual hereby represents and warrants unto AEGIS that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date. Such Contributor is an entity duly organized, validly existing and in good standing under the laws of the State of its formation as set forth on page 1 of this Agreement and is duly qualified to do business in the States in which it is required to do so. Such Contributor has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations under this Agreement require no further action or approval of Contributor, its shareholders, directors, partners or members, as the case may be, or of any other individuals or entities in order to constitute this Agreement a binding and enforceable obligation of the Contributor. The Contributor has obtained each and every consent, approval, permit or order of, and has made each and every filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision required to be obtained or made in connection with: (A) its execution, delivery and performance of this Agreement and (B) its consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Contributor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement thereof or relating to creditors' rights generally.

            (b) Each Contributor hereby represents and warrants unto AEGIS that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

                  (i) Such Contributor is not a foreign corporation or person (as that term is defined in the Code and Income tax regulations).

                  (ii) Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the articles of incorporation of the Contributor, or any existing mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to the Contributor or, to its actual knowledge without independent inquiry or analysis, Crossroads.

                  (iii) Based upon Contributor's actual knowledge without independent inquiry or analysis (x) the Contributor now has or will have at the Closing, good and valid title to its Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens") (except as stated in Exhibit G annexed hereto) and (y) the Contributors and Limited Partner are the only entities which have any interest in or right to receive the profits and distributions of Crossroads, Limited Partner and SJB, as applicable, or otherwise in Crossroads Limited Partner and SJB, as applicable. Upon consummation of the assignments contemplated by this Agreement, AEGIS (or its designee) will acquire from the Contributor good and valid title to its Interest, free and clear of any Liens other than Liens created by, under or through AEGIS or its designee(s).

                  (iv) Except as otherwise disclosed herein, no party has any right or option to acquire the Contributor's Interest or any portion thereof, other than AEGIS and the REIT under this Agreement.

                  (v) The Contributor (i) is not in receivership or dissolution,
      (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to its knowledge, no such petition has been filed against the Contributor.

      9.3. Representations by the Managing Members. The Managing Members hereby represent and warrant unto AEGIS that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date:

            (a) The Schedule of Service Contracts, Schedule of Leases, and Schedule of Deposits, when delivered, will be a true, correct and complete list of all Service Contracts, all Leases, and all Deposits in effect at that time. The copies of the Service Contracts, and Leases, when delivered to AEGIS, will be true, complete and correct copies of such Service Contracts and Leases (including, without limitation, all amendments, modifications, terminations, renewals, expansions and extensions thereof). Other than the Service Contracts approved by AEGIS and the Leases there are and will be no material written or oral agreements which would in the aggregate amount to greater than $25,000 between the actual Service Contracts and Leases and the representation made by the Managing Members in the nature of Service Contracts, or Leases, including, without limitation, any guarantees, side letters, assignments, and subleases, and consents to such assignments and subleases, exercised renewal options, exercised options to acquire, exercised options to lease additional space, abatements of rent or similar arrangements, rights to set-off, rights to receive electricity or other utilities either without charge or on a rent-inclusion basis, waivers of Tenants' defaults, obligations to advertise or otherwise promote the Property, or other documents relating thereto binding on the Property or on AEGIS after the Closing. Furthermore, there are and will be no other written or oral agreements binding on the Property or AEGIS after Closing with any Tenants, relating to their use or occupancy of the Property other than the Leases and those permitted under Section 8.1(e) of this Agreement. All Service Contracts and Leases are in full force and effect and no material default exists thereunder and no condition exists that, with the giving of notice or passage of time, or both, would constitute a material default, and no Tenant has made any claim of any right of offset. Each Tenant is in possession of its Property and is conducting business pursuant to its respective lease.

            (b) Crossroads and the Managing Members have received no written notice, and have no actual knowledge, that either Crossroads or the Managing Members lacks any permit, license, certificate or authorization necessary for the present use and occupancy of the Improvements.

            (c) No party has any right or option to acquire the Property or any portion thereof, other than AEGIS.

            (d) To the best of the Managing Members' actual knowledge and belief without independent inquiry or analysis, there are, with respect to the Property, Crossroads and the Managing Members, no material:

                   (i) pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards;

                  (ii) pending unfair labor practice charges or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto;

                 (iii) pending charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or anti-discrimination laws or executive orders;

                  (iv) condemnation proceeding pending or threatened with regard to all or any part of the Property nor any federal, state, county, municipal or other governmental plans to change the highway or road systems in the vicinity of the Property or to restrict or change access from any such highway or road to the Property or of any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Property; or

                   (v) other pending, or threatened or actual litigation, claims, actions, proceedings, charges, complaints, petitions or unsatisfied orders by or before any governmental entity, administrative agency or court, which affect or could affect the operation of the Property or any part thereof or which might result in a lien on the Property or any part thereof.

(all collectively, the "Pending Claims").

            (e) The Managing Members have no actual knowledge without independent inquiry or analysis of any material Violations (as defined in Section 8.2) except as set forth on Exhibit BB annexed hereto.

            (f) To the best of the actual knowledge of the Managing Members without independent inquiry or analysis, Crossroads, the Property, the Improvements and the current use, occupancy and operation of the Property are in compliance in all material respects (i) with all terms and conditions of all notices, permits, licenses, registrations, certificates of occupancy, applications, consents, site plan approvals, variances, notices of intent, and/or other authorizations which are required for the use or operation of the Property (all such, collectively, "Permits"), all of which Permits, to the actual knowledge of the Managing Members are described on Exhibit Q annexed hereto and made a part hereof, (ii) with all applicable laws, rules, regulations, ordinances, requirements and orders in effect as of the date hereof promulgated by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, or any applicable judicial or administrative decision that relate to the Property, including, without limitation, all zoning and/or building code restrictions, urban development plans and all such laws, rules and regulations that relate to the environment or the pollution, preservation, protection, cleanup or remediation thereof, or the treatment, use, storage, disposal or other management of Hazardous Substances, as defined below, with respect to the Property, and (iii) with all limitations, requirements, restrictions, covenants, conditions, standards, prohibitions, schedules and timetables contained in any of the foregoing or in any document or instrument encumbering or affecting the Property.

            (g) The use by AEGIS of any of the Tradenames will not infringe any United States or state trademark, service mark, or tradename laws existing at the Closing, or constitute actionable appropriation of rights with respect to any other person, business or entity.

            (h) All of the Personal Property has been fully paid for and is owned by Crossroads free and clear of all liens and encumbrances, except for the Permitted Exceptions.

            (i) To the best of the actual knowledge and belief of the Managing Members without independent inquiry or analysis there are no pending or threatened improvement liens or special assessments to be made against the Property by any governmental authority or any contemplated improvements affecting the Property that may result in special assessments against the Property.

            (j) The Managing Members represent to the best of their knowledge based solely upon that which is disclosed in the environmental reports which are listed on the Addendum hereto (the "Environmental Reports"), that (i) no Hazardous Substances are located on or have been released or disposed of in, on, under or from the Property so as to impose liability or require remediation under any Environmental Law and (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Property, including without limitation liabilities relating to offsite disposal of waste in connection with the Property. There are no pending or threatened claims by any person arising out of any alleged violation of Environmental Laws or any release or threatened release of Hazardous Substances arising out of the ownership or operation of the Property. For the purpose of this Section 9.3(j), the term "Hazardous Substance" shall mean any substance defined as a "hazardous waste," "hazardous substance," "toxic substance," "hazardous material," pollutant, contaminant or any word of similar import under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, explosives, radioactive materials, dioxins, or urea formaldehyde insulation. As used herein, "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., as any of the preceding have been amended prior to the date hereof, and any other federal, state, or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of the environment or of human health from environmental effects of Hazardous Substances and which are applicable to the Property or any portion thereof.

            (k) Crossroads is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an entity whose assets include plan assets within the meaning of Department of Labor Regulation Section 2510.3-101. The consummation of the transactions contemplated by this Agreement will not result in a "prohibited transaction" within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA.

            (l) There are no leases or licenses for the use of adjacent land or facilities in connection with the operation of the Property.

            (m) Intentionally omitted;

            (n) The information contained in the rent roll annexed hereto as Exhibit J and made a part hereof is true and complete in all material respects, all rents are being paid and are current, except as any such arrearages are otherwise set forth in Exhibit K, no Tenant has paid any rent, fees, or other charges, including common area maintenance charges for additional Improvements or operating expenses, for more than one month in advance, except as entitled to any free rent, abatement of rent or similar concession;

            (o) Except as may be set forth on Exhibit J, no Tenant is contesting any tax, operating cost or other escalation payments or occupancy charges, or any other amounts payable under its Lease, and no steps have been taken by Crossroads or any Contributor with respect to any negotiation or appraisal of rent under any of the Leases, and no such negotiations or appraisals are pending;

            (p) No brokerage commission or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable) with respect to any Lease demising space equal to or in excess of 5,000 square feet, other than those, if any, which are disclosed on Exhibit K, annexed hereto;

            (q) Except as may be set forth on Exhibit J, all work required to be performed by any party to any of the Leases has been completed and amounts owed in connection therewith have been fully paid or shall be fully paid by Crossroads;

            (r) Crossroads has not assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of the Leases except for the Permitted Exceptions other than that which is disclosed on Exhibit M, annexed hereto;

            (s) As of the date hereof, (i) the outstanding principal balance of the First Mortgage is $1,840,720, (ii) accrued interest thereon is $_______________, (iii) neither Crossroads or the Managing Members have received any written notice of any material default, and (iv) no prepayment penalties shall be incurred pursuant to the First Mortgage as a result of this transaction including satisfaction of the First Mortgage.

            (t) Intentionally Omitted;

            (u) Intentionally Omitted;

            (v) Intentionally Omitted;

            (w) The sales figures for all Tenants set forth in Exhibit L annexed hereto and made a part hereof are, to the best of the Managing Members' knowledge, without independent inquiry or analysis, true and correct in all material respects;

            (x) Intentionally omitted;

            (y) Copies of all real and personal property tax bills for the Property for the current and immediately preceding tax years have been furnished by Crossroads to AEGIS and are true, correct and complete;

            (z) To the best of the Managing Members' knowledge, without independent inquiry or analysis, all water, storm and sanitary sewer, gas, electricity, telephone and other utilities serving the Property are supplied directly to the Property by facilities of public or municipal utilities, all such utilities required for the operation of the Property enter the Property through lands as to which valid public or private easements exist that will inure to the benefit of AEGIS, all such utilities are installed and operating, and the cost of installation of such utilities has been fully paid;

            (aa) Intentionally omitted;

            (bb) There are no employees of Crossroads, at the Property or otherwise, who, by reason of any federal, state, county, municipal or other law, ordinance, order, requirement or regulation, or by reason of any union or other employment contract, written or otherwise, or any other reason whatsoever, would become employees of AEGIS as a result of the acquisition of the Interests by AEGIS;

            (cc) All of the Personal Property is owned by Crossroads free and clear of any liens or encumbrances except for the Permitted Exceptions, there are no written or oral agreements with respect to the Personal Property other than as set forth in Exhibit N annexed hereto and made a part hereof (such agreements being hereinafter collectively referred to as the "Equipment Leases"); true and complete copies of all Equipment Leases, including all agreements, amendments, guarantees, side letters and other documents relating thereto have been delivered to AEGIS, and there are no other such agreements or other documents, written or oral;

            (dd) To the best of the Managing Members' knowledge, without independent inquiry or analysis, each of the Equipment Leases is in full force and effect, none of the parties thereto is in default of any of its material obligations thereunder, and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder;

            (ee) All insurance policies held by Crossroads relating to or affecting the Property are described in Exhibit O annexed hereto and hereby made a part hereof; all of such policies are in full force and effect and no notices or requests have been received by Crossroads from any insurance company issuing any of such policies with which the Crossroads has not complied, and there are no outstanding requirements or recommendations by (i) any insurance company that issued a policy with respect to the Property, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering the Property, requiring or recommending any repairs or work to be done at the Property;

            (ff) To the best of the Managing Members' actual knowledge without independent inquiry or analysis, the water, sewer, gas, electrical and other utilities now serving the Property are adequate to service the current operations of the Improvements, and attached hereto as Exhibit P, are true and accurate lists of water, sewer, gas and electrical utility bills relating to the Property for the most recent twelve (12) month period for which they are available, and all of the right and interest of Crossroads or the Contributors in any utility deposits, if transferable, shall be assigned to AEGIS at the Closing;

           (gg) All fixtures, machinery, equipment, lighting fixtures and appliances comprising a portion of the Personal Property and all heating, air-conditioning, sprinkler, ventilating, electrical and plumbing systems on the Property and shall be delivered in "AS IS" condition;

           (hh) To the best knowledge of the Managing Members, without independent inquiry or analysis, no additional Permits are required for the current or contemplated use of operation of the Property; all of the Permits are in full force and effect. The Managing Members shall promptly after receipt of any additional Permits deliver to AEGIS copies of such Permits required to permit the lawful construction, completion, operation and occupancy of the Improvements;

           (ii) Intentionally omitted;

           (jj) Intentionally omitted;

           (kk) Intentionally omitted;

           (ll) Intentionally omitted;

           (mm) The operating statements relating to the Property for the period commencing January 1, 1996 and ending August 30, 1998, copies of which have been delivered to AEGIS and are annexed hereto as Exhibit R and made a part hereof, and any operating statements to be delivered by the Managing Members after the Closing, or will be, as the case may be, true and correct in all material respects;

           (nn) Intentionally omitted;

           (oo) There are no Tradenames affecting the Property other than the name "Crossroads Shopping Center" and the use of such name, as well as the use of any logo used in connection with the Property, is freely transferable to AEGIS;

           (pp) As of the date hereof, the Deposits under the Leases are as set forth in Exhibit S annexed hereto and made a part hereof and none of the Deposits are required to be invested with interest;

           (qq) True and complete copies of all Warranties relating to the Improvements or the Personal Property, including, but not limited to, any Warranty covering all roofs, and all agreements, amendments, guarantees, side letters and other documents relating thereto which are in the possession of Crossroads, are annexed hereto as Exhibit T and made a part hereof, and there are no other such documents or agreements, written or oral;

           (rr) No person, firm, corporation or other entity other than AEGIS by reason of this Agreement has any right or option to acquire the Property or any portion thereof;

           (ss) To the actual knowledge of the Managing Members without independent inquiry or analysis, neither the air rights over the Property nor any other "development rights" with respect to the Property have been assigned, transferred, leased or encumbered;

           (tt) Intentionally omitted;

           (uu) Intentionally omitted;

           (vv) Intentionally omitted;

           (ww) Intentionally omitted;

           (xx) Intentionally omitted;

           (yy) Intentionally omitted;

           (zz) No representation or warranty made by Crossroads or the Managing Members in this Agreement, in any exhibit annexed hereto, or in any letter or certificate furnished to AEGIS pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, contains any untrue statement of a material fact or to the knowledge of the Managing Members omits to state a material fact necessary to make the statements contained herein or therein not misleading; other than the documents specifically set forth in exhibits to this Agreement, there are no material agreements, guarantees, indemnities or offers, either written or oral, made by Crossroads or the Managing Members and affecting the Property which would bind AEGIS in an amount that would exceed $25,000 in the aggregate;

            (aaa) Except as otherwise provided in Section 8.1(e), other than in the ordinary course of business, no services, material or work have been supplied to the Property prior to Closing for which payment has not been made in full. Except as otherwise provided in Section 8.1(e), if, subsequent to the Closing Date, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Property or any portion thereof or against AEGIS or AEGIS's assigns, based upon any act or omission, or alleged act or omission before or after the Closing Date, of Crossroads, its agents, servants or employees, or any contractor, subcontractor or materialman connected with the construction of Improvements at the Property prior to closing, or repairs made to the Property prior to closing (whether or not such lien, charge or order shall be valid or enforceable as such), within ten (10) days after notice to Crossroads of the filing thereof, Crossroads and the Managing Members, jointly and severally, shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Property;

            (bbb) The only proceedings for the correction of the assessed valuation of the Property (the "Proceedings") that have been filed on Crossroads' behalf and are pending are the Proceedings set forth in Exhibit W annexed hereto and made a part hereof. No party hereto shall agree to any settlement or termination of the Proceedings without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

            (ccc) Crossroads is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio.

            (ddd) Crossroads is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

            (eee) None among the entry into, the performance of, or compliance with this Agreement has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, lease, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Crossroads or the Property or any part thereof; nor will any of the foregoing require the consent of any party not otherwise provided for in this Agreement.

            (fff) Crossroads has full power and authority to own and operate the Property. True and complete copies of Crossroads' Organizational Documents have been delivered to AEGIS and such documents are in full force and effect as of the date hereof.

            (ggg) Crossroads (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to the actual knowledge of Crossroads, no such petition has been filed against Crossroads.

            (hhh) Based upon actual knowledge without independent inquiry, or analysis Crossroads has and will have at the Closing, good and valid title to the Property free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens") except for the Permitted Exceptions. No one other than Crossroads or the Contributors has any interest in or right to receive the profits and distributions from the Property.

      9.4. Securities Law Representations and Covenants by Contributor. Each Contributor receiving a Unit Distribution hereby represents and warrants unto AEGIS that each and every one of the following statements is true, correct and complete in every material respect as to it as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

            (a) Contributor understands that an investment in the Units involves risks. Contributor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in Units, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in Units, (ii) is capable of protecting its own interests or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment including the loss of its entire investment. Contributor, is an "accredited investor" as such term is defined in Regulation D, promulgated under the Securities Act of 1933. If Contributor has retained or retains a person to represent or advise it with respect to its investment in Units, Contributor will advise AEGIS of such retention and, at AEGIS's request, Contributor shall, prior to or at the Closing, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to AEGIS and the REIT containing such representations as may be reasonably requested by AEGIS and the REIT.

            (b) Contributor understands that an investment in AEGIS involves substantial risks. It has been given the opportunity to make a thorough investigation of AEGIS and has been furnished with materials relating to AEGIS and its activities. It has been afforded the opportunity to obtain any additional information requested by it. It has had an opportunity to ask questions of and receive answers from representatives of AEGIS concerning AEGIS and the REIT and its activities and the terms and conditions of an investment in Units.

            (c) Contributor further understands the following:

                  (i) In making an investment decision investors must rely on their own examination of the REIT and AEGIS and the terms of this offering, including the merits and risks involved. The Units offered hereby have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement. Any representation to the contrary is a criminal offense.

                  (ii) The Units offered hereby are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted hereby and under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. Contributor and its equity owners, partners and members should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

            (d) The Units to be issued to Contributor at the Closing will be acquired by Contributor for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, except for the distribution of the Units to such Contributor. Notwithstanding the foregoing, Contributor may assign and transfer the Units to the equity owners, partners or members in Contributor or any other Qualifying Partners. Contributor was not formed for the specific purpose of acquiring the Units.

            (e) Contributor acknowledges that (i) the Units to be issued to it and/or Qualifying Partner at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and AEGIS's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained in this section, (iii) the Units to be issued to it at the Closing may not be resold or otherwise distributed to any one other than Qualified Partners unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, (v) neither AEGIS nor any person acting on its behalf offered or sold Units to such Contributor by any form of general solicitation or advertising including, but not limited to, communications via newspaper, magazines, television, radio, or any seminar or meeting organized through general solicitation or general advertising, or to such Contributor's knowledge, by any form of general solicitation, and (vi) it has no obligation or intention to register such Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Exchange Rights Agreement and the Registration Rights Agreement. Such Contributor hereby acknowledges that it will have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units issued hereunder for an indefinite period of time, although (x) subject to the Lock-Up Agreement and under the terms of the Partnership Agreement and Exchange Rights Agreement, Units will be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for Common Stock or, at the option of the REIT, cash, and (y) subject to the Lock-Up Agreement, the holder of any such Common Stock issued upon exchange of Units will be afforded certain rights to have such Common Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

            (f) Each such Contributor's principal place of business is as set forth on Schedule 1 and it has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business is located.

            (g) Each such Contributor acknowledges that it has received or will be provided, upon request, with all Forms 10K, 10Q and other reports filed by the REIT with the Securities and Exchange Commission.

            (h) Each such Contributor agrees that it will not sell or otherwise transfer the Units, except as otherwise provided in this Agreement, unless they are registered under the Securities Act (pursuant to the Registration Rights Agreement or otherwise) or unless an exemption from such registration is available. Contributor represents that it has adequate means of providing for its current needs and possible contingencies, and that it has no need for liquidity of the investment.

            Each such Contributor further agrees that it will not distribute its Units or any portion thereof to anyone other than a Qualifying Partner.

            (i) It is understood that all documents, records and books pertaining to the investment have been made available for inspection by each such Contributor's attorney or accountant or offeree representative and each such Contributor, and that the material books and records of AEGIS and the REIT will be available upon reasonable notice, for inspection by each such Contributor at reasonable hours at its principal place of business.

            (j) The foregoing representations and warranties shall be true and accurate in all material respects as of the Closing Date.

      9.5.  Representations by Crossroads East Sublimited Partners.

            (a) Limited Partner is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York.

            (b) Limited Partner is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

            (c) None among the entry into, the performance of, or compliance with this Agreement has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, lease, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Limited Partner; nor will any of the foregoing require the consent of any party not otherwise provided for in this Agreement.

           (d) Limited Partner has full power and authority to own and operate its property. True and complete copies of Limited Partner' Organizational Documents have been delivered to AEGIS and such documents are in full force and effect as of the date hereof.

           (e) Limited Partner (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to the actual knowledge of the Crossroads East Sublimited Partners, no such petition has been filed against Limited Partner.

           (f) Based upon actual knowledge without independent inquiry, or analysis Limited Partner has and will have at the Closing, good and valid title to its 30% Interest in Crossroads free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens") except for the Permitted Exceptions. No one other than Limited Partner or Sublimited Partner has any interest in or right to receive the profits and distributions from such Interests.

           (g) Limited Partner is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an entity whose assets include plan assets within the meaning of Department of Labor Regulation Section 2510.3-101. The consummation of the transactions contemplated by this Agreement will not result in a "prohibited transaction" within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA.

     9.6.  Representations by SJB Sublimited Partners.

           (a) SJB is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York.

           (b) SJB is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

           (c) None among the entry into, the performance of, or compliance with this Agreement has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, lease, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to SJB; nor will any of the foregoing require the consent of any party not otherwise provided for in this Agreement.

           (d) SJB has full power and authority to own and operate its property. True and complete copies of SJB's Organizational Documents have been delivered to AEGIS and such documents are in full force and effect as of the date hereof.

           (e) SJB (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to the actual knowledge of the SJB Sublimited Partners, no such petition has been filed against SJB.

           (f) Based upon actual knowledge without independent inquiry, or analysis SJB has and will have at the Closing, good and valid title to its 41.667% Interest in Limited Partner free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens") except for the Permitted Exceptions. No one other than SJB or SJB Sublimited Partner has any interest in or right to receive the profits and distributions from such Interests.

           (g) SJB is not an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an entity whose assets include plan assets within the meaning of Department of Labor Regulation Section 2510.3-101. The consummation of the transactions contemplated by this Agreement will not result in a "prohibited transaction" within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA.

      9.7. Subsequent Developments. After the date of this Agreement and until the Closing Date, each Contributor shall keep AEGIS fully informed of all subsequent developments of which it has actual knowledge without independent inquiry or analysis ("Subsequent Developments") which would cause any of the Managing Members' or Contributors' representations contained in this Agreement to be no longer accurate in any material respect.

      9.8. As Is Sale. Except as may be expressly set forth in this Agreement or in any other document executed and delivered by any Contributor in connection with the transaction described herein, AEGIS acknowledges that the Contributors are not making any representations or warranties concerning the Property or the physical condition thereof, and AEGIS agrees to accept the Property in its "as is, where is" condition, subject to the other terms and conditions of this Agreement (including but not limited to Articles 5, 10 and 12).

      9.9. Survival. All covenants, agreements and indemnities contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing. Notwithstanding the foregoing, only the representations, warranties and agreements of the

Contributors and the Managing Members set forth in Sections 9.2, 9.3(d)(v) and
9.4 of this Agreement shall survive the Closing hereunder for, and such survival shall be limited to, a period of one (1) year. All representations made by AEGIS or the REIT herein shall survive the Closing.


                                   ARTICLE 10
                       Conditions Precedent to the Closing

      10.1. AEGIS's Conditions. In addition to any other conditions set forth in this Agreement, AEGIS's obligations to consummate the Closing are subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 10.1, all of which shall be conditions precedent to AEGIS's obligations under this Agreement, unless AEGIS, in its sole discretion, shall waive any such condition by notice to Contributors:

            (a) Contributor's Obligations. Each Contributor (in its capacity as Contributor or Managing Member, as applicable) shall have performed all obligations of the Managing Members and each Contributor, respectively hereunder which are to be performed prior to Closing;

            (b) Contributor's Representations, Warranties and Covenants. Each Contributor's representations, warranties, and covenants set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date;

            (c) Transfer Subject Only to Permitted Exceptions. On the Closing Date, title to the Property shall be insurable by an extended coverage policy issued by the Title Company at its regular rates, without exceptions or reservations of any type or kind except the Permitted Exceptions.

            (d) Consents and Estoppels of Third Parties. The Managing Members shall have obtained and delivered to AEGIS all third party consents required under Section 8.3 and shall have obtained and delivered to AEGIS the estoppels referred to in Section 8.4 hereof from LensCrafters, BW-3 and Keepsake Art and Craft and tenants occupying not less than 75% of the remaining leaseable area of the Improvements.

      10.2. Contributor's Conditions. In addition to any other conditions set forth in this Agreement, each Contributor's obligations to consummate the closing are subject to the timely satisfaction of each and every one of the following conditions and requirements set forth in this Section 10.2, all of which shall be conditions precedent to each Contributor's obligations under this Agreement, unless any such Contributor, in its sole discretion and with respect to its contribution, shall waive any such condition by notice to AEGIS:

            (a) AEGIS's and the REIT's Obligations. AEGIS and the REIT shall have performed all obligations of AEGIS and the REIT hereunder which are to be performed prior to Closing; and

            (b) AEGIS's and the REIT's Representations, Warranties and Covenants. AEGIS's and the REIT's representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

                                   ARTICLE 11
                          Closing and Closing Documents

      11.1. Closing. The consummation and closing (the "Closing") of the transaction contemplated under this Agreement shall take place at the offices of Battle Fowler, LLP located at 75 East 55th Street, New York, New York, or such other place as is mutually agreeable to the parties, on the earlier to occur of the tenth (10th) day following (i) the expiration of the Review Period or (ii) each Contributor's receipt of notice from AEGIS of its readiness to close (the "Closing Date"), subject to adjournment for up to one ten (10) day period which may be requested by either party upon not less than two (2) business days' notice to the other party.

      11.2. Deliveries

            (a) Contributor's Deliveries. At the Closing and at each Contributor's sole cost and expense, each Contributor shall execute and/or deliver the following to AEGIS, in addition to all other items required to be delivered to AEGIS by Contributor:

                  (i) Assignment of Partnership Interests. Contributor's Assignment of Partnership Interests, a form of which is annexed hereto as Exhibit Z, conveying good and indefeasible title to Contributor's Interests, free and clear of all liens, encumbrances and claims.

                  (ii) FIRPTA Affidavit. An affidavit from Contributor, a form of which is annexed hereto as Exhibit CC, as required by Section 1445 of the Internal Revenue Code, specifying (i) that Contributor is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) Contributor's taxpayer identification number or U.S. employer identification number, (iii) Contributor's office address, and (iv) such other matters as AEGIS may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code including an indemnity against any claim for taxes which should have been withheld;

                  (iii) Authority Documents. Evidence satisfactory to AEGIS that the person or persons executing the closing documents on behalf of Contributor has full right, power and authority to do so, and the following documentation where applicable: (i) a Certificate of an officer, general partner or managing member ("Authorized Party") on behalf of Contributor certifying that the attached copies of Contributor's Organizational Documents are true and correct, unamended, and continuing, and of the incumbency of its officers, (ii) Certificates of Existence and Good Standing from the Secretary of State of the state(s) of formation of Contributor, and (iii) from the Secretary of State of the state where the Property is located, a Certificate of Existence and Qualification to Do Business in such state for Contributor;

                  (iv) Opinion of Counsel. An opinion of Contributor's counsel, in form and substance satisfactory to AEGIS in its reasonable discretion, to the effect that Contributor has the power to execute and deliver this Agreement and all of the documents listed in this Section 11.2 to which Contributor is a party (collectively, the "Contributor Documents") and to perform all of the obligations of Contributor under the Contributor Documents; that Contributor's or Contributor's Authorized Party's execution and delivery of the Contributor Documents has been duly authorized by all requisite limited partnership action, and that such Contributor Documents have been duly executed and delivered by Contributor or Contributor's Authorized Party; and that the execution and delivery of the Contributor Documents by Contributor or Contributor's Authorized Party and the performance by Contributor or Contributor's Authorized Party of its obligations thereunder does not contravene the Organizational Documents of Contributor, its Authorized Party or any law, regulation, rule, order, decree, covenant, indenture, agreement or other document to which Contributor or its general partner is a party or by which it is bound or to which the Property may be subject (other than those for which Contributor has obtained the other party's consent).

                  (v) Units and Common Stock Documents. The documents required in connection with the issuance of the Units, including signature pages to the Partnership Agreement, the Exchange Rights Agreement, the Lock-up Agreement, the Registration Rights Agreement, and the Voting Trust Agreement executed by each Contributor receiving Units. Each such Contributor shall execute and deliver any other documents as may be required under applicable federal or state securities laws, including a reiteration of the representations and covenants set forth in Section 9.4 hereof;

                  (vi) Miscellaneous. Such other instruments as are customarily executed to effectuate the conveyance of partnership interests similar to the Interests, with the effect that, after the Closing AEGIS will have succeeded to all of the rights, titles, and interests of each Contributor related to Crossroads and each of the Contributors will no longer have any rights, titles, or interests in and to Crossroads;

            (b) Crossroads' Deliveries. At the Closing, the Managing Members shall cause Crossroads to execute and/or deliver the following to AEGIS, in addition to all other items required to be delivered to AEGIS by Crossroads or the Managing Members:

                  (i) Title Affidavits. Affidavits or indemnities in form and substance reasonably acceptable to the Title Company, in order that the Title Policy may be issued free and clear of the standard exceptions which the Title Company is permitted under applicable law to remove or modify upon delivery of such affidavits or indemnities;

                  (ii)  Intentionally Deleted;

                  (iii) Third Party Consents. All consents of third parties required under Section 10.1(d) hereof, in form reasonably acceptable to AEGIS;

                  (iv) Estoppel Certificates. The estoppel certificates required under Section 10.1(d) hereof substantially in the required form;

                  (v) Plans, Keys and Records. To the extent not previously delivered to and in the possession of AEGIS, all Plans, all keys, access cards, and combinations for the Property (which shall be properly tagged for identification), all Records, and all Licenses; and

                  (vi) Original Documents. Originals of all of the documents and agreements covered by the foregoing that have not already been delivered to AEGIS.

      On the Closing Date, the Property shall be free and clear of all tenancies of every kind and parties in possession, except for the Tenants under the Leases set forth on the Lease Schedule annexed hereto, and with all parts of the Property (including, without limitation, the Improvements and Personal Property) in substantially the same condition as the same were on the date of this Agreement, normal wear and tear only excepted.

      (c) AEGIS's Deliveries. At the Closing and at AEGIS's sole cost and expense, AEGIS shall execute and/or deliver the following to each Contributor:

                  (i) Purchase Price. The Cash Component of the Purchase Price and the Unit Component of the Purchase Price;

                  (ii) Assignments. The Assignments;

                  (iii) Authority Documents. Evidence reasonably satisfactory to Contributor that the person or persons executing the closing documents on behalf of AEGIS and the REIT has full right, power and authority to do so;

                  (iv) Units and Common Stock Documents. Such of the documents listed in Section 11.2(a)(v) as may be required to be executed by AEGIS or the REIT;

                  (v) Legal Opinion. An opinion of AEGIS' and the REIT's counsel, in form and substance satisfactory to Contributor in its reasonable discretion, to the effect that AEGIS and the REIT, individually and as AEGIS' general partner, have the power to execute and deliver this Agreement and all of the documents listed in this Section 11.3 to which AEGIS and the REIT are a party (collectively, the "AEGIS Documents") and to perform all of the obligations of AEGIS and the REIT under the AEGIS documents; that the execution and delivery of the AEGIS Documents by AEGIS or the REIT, individually and as AEGIS' general partner has been authorized by all requisite limited partnership or corporate actions, and that such AEGIS Documents have been fully executed and delivered by AEGIS or the REIT, individually and as AEGIS' general partner; and that the execution and delivery of AEGIS and the REIT and the performance by AEGIS and the REIT of their respective obligations under the AEGIS Documents does not contravene the Organizational Documents of AEGIS and the REIT or any law, regulation, rule, order, decree, covenant, indenture, agreement or other document to which AEGIS or the REIT is a party or by which it is bound.

                  (vi) Leasing Agreement. A non-exclusive leasing agreement pursuant to which AEGIS retains Columbus Pacific Properties, Inc. ("CPP") as leasing agent, in the form annexed hereto as Exhibit U;

                  (vii) Deferred Notes.  The Deferred Notes.

                  (viii) Release of First Mortgage and Guaranties. A satisfaction of the First Mortgage and a release by the current holder of the First Mortgage of the Contributors, their affiliates or principals from its or their respective obligations under any guaranties given in connection with the First Mortgage; and

                  (ix) Miscellaneous. Such other instruments as are customarily executed by AEGIS to effectuate the acquisition of interests similar to the Interests, or as may be required under any applicable federal or state securities laws.

      11.3. Prorations. At Closing, the following items of revenue and expense shall be prorated and adjusted as of 11:59 P.M. (except as otherwise provided) on the day prior to the Closing Date:

            (a) Property Taxes. Real estate taxes, payment of which is not the obligation of tenants personal property or use taxes, assessments, and sewer rents, if any, for the tax period in which the Closing occurs shall be apportioned between Contributors and

AEGIS on a per diem basis through and including 11:59 P.M. of the day preceding the Closing Date.

            (b) Operating Costs. All costs and expenses of operating the Property, including without limitation amounts paid or payable under the Service Contracts and the Equipment Leases; but Crossroads shall be responsible for the payment of all accounts payable with respect to the Property relating to services rendered or goods provided prior to the Closing Date;

            (c) Lease Rents. Rents under Leases and other revenues as and when collected. If AEGIS receives any rents from Tenants after the Closing Date then such collections shall first be applied to rents accruing on or after the Closing Date, and AEGIS shall promptly remit the balance, if any, pro-rata to Contributors, to the extent any pre-Closing Date rental obligation under such Tenant's Lease remains unpaid to Contributors;

            (d) Utility Deposits. AEGIS shall remit to the Contributors the amount of any transferable deposits posted with any utility company.

            (e) Miscellaneous. Fees and expenses for coin or vending machine income;

            (f)   Intentionally Omitted.

      11.4. Closing Costs. The Contributors agree that Crossroads shall pay (i) the cost of preparing or obtaining documents, consents, estoppels and terminations to be delivered by such Contributor to AEGIS pursuant to this Agreement, (ii) any transfer taxes, conveyance taxes, documentary stamps, sales taxes and other taxes, fees or charges which are customarily paid by a seller and payable to any governmental authority as a result of the transfer of the Interests allocable to its respective Interest, (iii) its pro-rata share of one-half (1/2) of any escrow fee imposed by the Escrow Agent. AEGIS shall pay
(i) all search fees, title premiums and other costs associated with the Title Policy, the UCC searches and the Survey, (ii) any mortgage recording taxes, deed taxes, documentary stamps, intangibles tax and other taxes, fees or charges payable to any governmental authority which are customarily paid by a buyer as a result of (x) the transfer of the Interests, or (y) any mortgage financing obtained by AEGIS for the acquisition of the Interests, (iii) one-half (1/2) of any escrow fee imposed by the Escrow Agent, and (iv) the fees and disbursements of its counsel.

      11.5. Reconciliation and Final Payment. Contributors and AEGIS shall reasonably cooperate at Closing to make a final determination of the prorations required hereunder as soon as reasonably practicable, but in no event later than ninety (90) days after the Closing Date (except with respect to any item which is not determinable within such time frame, as to which the time period shall be extended until such item is determinable). Upon the final reconciliation of the prorations and adjustments under Section 11.3, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. It is the intent of the parties that all items herein which are subject to the prorations pursuant to Article 11 shall result in Contributors receiving all of the economic benefits and burdens of the Property with respect to the period prior to the Closing, and AEGIS receiving all of the economic benefits and burdens of the Property with respect to the period from and after the Closing Date. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

      11.6. Accounts Payable. The Purchase Price shall be reduced by an amount equal to all accounts payable and other debts and liabilities relating to the Property which have accrued prior to the Closing and are payable after the Closing, to the extent the Purchase Price is not adjusted in favor of AEGIS under the proration provisions of this Agreement for such accounts payable and other debts and liabilities. AEGIS shall be responsible for the particular accounts payable relating to the Property arising or accruing after the Closing Date to the extent the Purchase Price is not adjusted in favor of Contributor under the same provisions.

      11.7. Contributor's Indemnity. The Contributors agree that for a period of one (1) year after the Closing, the Contributors, jointly and severally, shall indemnify and hold AEGIS harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which AEGIS may suffer or incur by reason of any liability, debt or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Property prior to the Closing Date, including but not limited to any claims by employees of Crossroads or third parties covered by insurance carried by Crossroads.

      11.8. AEGIS's Indemnity. AEGIS agrees to indemnify and hold each Contributor harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the Contributor may suffer or incur by reason of any liability, debt, act or cause of action occurring and accruing subsequent to the Closing Date and arising from the ownership or operation of the Property by AEGIS subsequent to the Closing Date, including but not limited to any claims by employees of AEGIS or third parties covered by insurance carried by AEGIS.


                                   ARTICLE 12
                            Casualty and Condemnation

      12.1. Risk of Loss; Notice. Prior to Closing and the delivery of possession of the Property to AEGIS in accordance with this Agreement, all risk of loss to the Property (whether by casualty, condemnation or otherwise) shall be borne by Crossroads and the Contributors. In the event that (a) any loss or damage to the Property shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Crossroads receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Property, Crossroads shall give AEGIS immediate written notice of such loss, damage or condemnation proceeding.

      12.2. AEGIS's Termination Right. If, prior to Closing and the delivery of possession of the Property to AEGIS in accordance with this Agreement, (a) any condemnation proceeding shall be pending against a substantial portion of the Property or (b) there is any substantial casualty loss or damage to the Property, AEGIS shall have the option to terminate this Agreement provided it delivers written notice to Crossroads and each Contributor of its election so to terminate this Agreement within ten (10) days after (but prior to Closing) the date Crossroads has delivered AEGIS written notice of any such loss, damage or condemnation (which notice shall include a certification of (i) the amounts of insurance coverages in effect with respect to the loss or damage and (ii) if known, the amount of the award to be received in such condemnation), and in such event all Earnest Money shall be delivered to AEGIS and thereafter no party shall have any further obligation or liability to the other under this Agreement, except for those obligations herein expressly stated to survive the termination of this Agreement. In the context of condemnation, "substantial" shall mean condemnation of such portion of the Property as would, in AEGIS's sole judgment, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, "substantial" shall mean a loss or damage in excess of ten (10%) percent in value.

      12.3. Procedure for Closing. If AEGIS shall not timely elect to terminate this Agreement under Section 12.2 above, or if the loss, damage or condemnation is not substantial, the parties agree that AEGIS shall receive all insurance proceeds or condemnation awards which Crossroads has received as a result of the same plus an amount equal to the insurance deductible, if any in which event the Closing shall occur without Contributor replacing or repairing such damage.


                                   ARTICLE 13
                              Default and Remedies

      13.1. AEGIS's Default. If, at or prior to Closing, for any reason other than termination hereof pursuant to a right granted to AEGIS hereunder to do so or because of an uncured default by the Managing Members or any Contributor in its capacity as Contributor or Managing Member, as applicable (i) AEGIS refuses or fails to consummate the acquisition of the Interests pursuant to this Agreement, or (ii) AEGIS or the REIT shall otherwise fail in any material respect to perform any of its material obligations or agreements as and when required hereunder, or if any representation or warranty made by AEGIS or the REIT herein shall have been materially incorrect when made or when ratified at Closing, then the Managing Members, as their sole and exclusive remedy, shall have the right to terminate this Agreement by giving AEGIS and the Escrow Agent written notice thereof and to receive its pro-rata share of the Earnest Money. In the event of such termination, neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations). Contributors and AEGIS and the REIT hereby acknowledge that the amount of damages resulting from breach of this Agreement by AEGIS or the REIT would be difficult or impossible to accurately ascertain, and that the Earnest Money shall serve as liquidated damages. Notwithstanding the foregoing, in the event of any default by AEGIS or the REIT under this Agreement due to a breach after Closing or any termination hereof of any covenant, indemnity or other obligation which survives the Closing or any termination hereof, or if any Contributor shall discover after Closing that any warranty or representation made by AEGIS or the REIT herein was materially incorrect or breached when made or when ratified at Closing, such Contributor shall have the right to seek damages in a court of law provided that any claim for damages shall be limited to direct, compensatory damages only.

      13.2. Contributor's Default. If, for any reason other than termination hereof pursuant to a right granted to a Contributor hereunder or because of an uncured default by AEGIS (i) the Managing Members refuse or fail to consummate the transaction contemplated by this Agreement, or (ii) otherwise fail in any material respect to perform any of its material obligations or agreements as and when required hereunder, or if any representation or warranty made by the Managing Members herein shall have been materially incorrect when made or when ratified at Closing, then AEGIS, as its sole remedies, shall have the right to do any one or more of the following:

            (a) Terminate this Agreement by written notice given to the Contributors and the Escrow Agent, in which event the Earnest Money shall be returned to AEGIS by the Escrow Agent promptly upon receipt of such notice; or

            (b) Enforce specific performance of this Agreement, provided, however, AEGIS waives its right to seek monetary damages.



                                   ARTICLE 14
                                     Brokers

      14.1. Identity of Brokers. The parties hereto represent to each other that they dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby.

      14.2. Indemnification by Crossroads. The Contributors agree that Crossroads shall, and hereby does defend, indemnify and save harmless AEGIS and its affiliates and their respective successors and assigns from and against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions, fees or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Crossroads or any Contributor (in its capacity as Contributor or

Managing Member, as applicable) or its representatives for a commission, fee or other compensation.

      14.3. Indemnification by AEGIS. AEGIS agrees to, and hereby does, defend, indemnify and save harmless Crossroads, the Contributors and their affiliates and their respective successors and assigns from and against any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions, fees or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by AEGIS or its representatives for a commission, fee or other compensation.


                                   ARTICLE 15
                               Tax Considerations

      15.1. Debt Maintenance and Guaranty Requirements.

            Guaranty or Indemnity. (a) AEGIS agrees to maintain, during the Restricted Period, as hereinafter defined, not less than _____________ of indebtedness (the "Debt Amount"), which indebtedness shall be made available to any Contributor receiving a Unit (the "Unit Recipient") for guarantee (or, alternatively, with respect to which AEGIS shall permit such Unit Recipient to indemnify AEGIS, as provided in this Section 15.1). AEGIS will permit the Unit Recipient to guarantee, or indemnify AEGIS or the REIT, for the "bottom" portion (i.e, the least risky portion) of the Debt Amount pari passu with other contributors, if any, with whom AEGIS has previously exchanged Units or will exchange Units in the future.

            (b) In the event that any Unit Recipient (i) obtains a tax-free step-up in the basis of their Units for federal income tax purposes (e.g., upon the death of a partner or other equity holder); (ii) sells, transfers or otherwise disposes of its Units in a taxable transaction; or (iii) receives the Tax Payment from AEGIS in reimbursement of taxes triggered to such Unit Recipient as the result of the sale, transfer or other disposition of the Real Property during the Restricted Period, as defined below then the Debt Amount shall be commensurately reduced.

            (c) For purposes of Section 7.04(c) of the Code, AEGIS agrees to use the "traditional method" without curative allocations.

      15.2. No Property Disposition. AEGIS covenants that no voluntary or involuntary sale, transfer or other disposition (including, without limitation, foreclosure and condemnation) of the Real Property (or any property which replaces the Real Property in an exchange or other transaction which does not cause the Contributor to recognize gain for Federal income tax purposes), shall occur prior to the [tenth (10th)] anniversary of the Closing (the "Restricted Period") other than an exchange or other transaction which does not cause a Contributor to recognize income or gain for federal income tax purposes. During the Restricted Period AEGIS shall have the right to dispose of or distribute the Real Property, and AEGIS shall pay to the Unit Recipient the Tax Payment when due. After [ten
(10)] years AEGIS shall use commercially reasonable efforts to dispose of the Real Property in a tax-free exchange pursuant to Section 1031 of the Code.

      15.3. Right of Redemption. (a)(i) If, prior to the date of death of the last remaining individual Unit Recipient, AEGIS desires to sell or otherwise desires to dispose of the Property (other than through foreclosure or condemnation), and receives a bona fide offer to purchase the Real Property after the Restricted Period from an unrelated third party, which offer AEGIS wishes to accept, AEGIS shall give notice (the "Offering Notice") thereof to the Unit Recipients. The Unit Recipients shall have thirty (30) days from delivery of the Offering Notice to notify AEGIS in writing of whether they elect to purchase the Real Property. The Offering Notice shall specify the nature of the sale and the consideration and other terms upon which it intends to undertake such sale and shall specify that the failure of the Unit Recipients to respond within such thirty (30) day period shall be deemed the election by the Unit Recipients not to purchase the Real Property. If they elect to so purchase, then such purchase shall be consummated within ninety (90) days of delivery of the Offering Notice on the terms and conditions set forth in the Offering Notice.

                  (ii) If, upon receipt of the Offering Notice, some or all of the Unit Recipients wish to purchase the Real Property, those so wishing shall participate in such purchase in proportion to their respective Interests or as they may otherwise agree. If those Unit Recipients wishing to purchase the Real Property fail to agree to pay the entire purchase price, such failure shall be deemed an election by the Unit Recipients not to purchase the Real Property.

                  (iii) The Unit Recipients may use their Units as currency, in whole or in part, in connection with the purchase of the Real Property from AEGIS pursuant to this Section 15.3.

                  (iv) If the Unit Recipients elect not to purchase the Real Property or fail to respond to the Offering Notice within the thirty (30) days of delivery of the Offering Notice , AEGIS may undertake to sell the Real Property on the terms and conditions contained in the Offering Notice; provided, however, that the sale of the Real Property to which this Section 15.3 applies shall not be consummated at less than ninety-five percent (95%) of the price specified in the Offering Notice. If AEGIS does not sell the Real Property within the one-year period following delivery of the Offering Notice, or should AEGIS at any time wish to decrease the price for which it would sell the Property, AEGIS shall again offer the Real Property to the Unit Recipients upon such terms and conditions and the provisions of this Section 15.3 shall apply again. In the event that the Unit Recipients shall decline to purchase the Real Property pursuant to this Section 15.3, the Unit Recipients shall have no further right of redemption as against the party to whom AEGIS has transferred title to the Real Property. In the event Unit Recipients elect to purchase the Real Property and default in the consummation of the closing due to no fault of AEGIS, the Unit Recipients shall no longer be entitled to any right of redemption hereunder and AEGIS shall be entitled to all of its remedies at law or in equity.

            (b) In the event that the Unit Recipients elect to purchase the Real Property pursuant to this Section 15.3, AEGIS agrees to cooperate with the Unit Recipients at no additional cost, expense or liability to AEGIS to cause debt to be placed on the Real Property immediately prior to the closing of the conveyance of the Real Property provided that (i) the Unit Recipients arrange for such debt at their sole cost and expense; (ii) the Unit Recipients are unconditionally prepared to close such conveyance immediately after said closing of the loan; and (iii) the Unit Recipients agree to assume the debt and thereafter assume same at the closing and AEGIS is released of all liability thereunder immediately following the closing of the conveyance of the Real Property.

      15.4. Definitions.

            (a) "Tax Payment" means an amount equal to the Taxes payable by the Unit Recipient resulting from the event giving rise to such Tax Payment, including the amount of taxes resulting from receipt of such Tax Payment.

            (b) "Tax or Taxes" means any and all taxes, together with any interest, penalties or additions to tax imposed with respect thereto.

            (c) "Tax Return" means returns, reports and forms required to be filed with any governmental authority.

      15.5. Relationship to Partnership Agreement. Notwithstanding the provisions of Section 7.7(b) of the Partnership Agreement, the provisions of this Article, including but not limited to all covenants and agreements of AEGIS, shall control.


                                   ARTICLE 16
                                  Miscellaneous

      16.1. Notices. Any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another shall be in writing, addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section, and sent either (i) by registered or certified mail, return receipt requested, in a sealed envelope, postage prepaid, (ii) by any national overnight receipted courier service, or (iii) by facsimile transmission with confirmation of receipt, as follows:

If to AEGIS or the REIT:

            To:         AEGIS REALTY OPERATING PARTNERSHIP, L.P.
                        625 Madison Avenue
                        New York, New York 10022
                        Fax #:  212-593-5794
                        Attention: Mr. Mark Schlacter

            and         RCC PROPERTY ADVISORS
                        15127 Jog Road, Suite 210
                        Delray Beach, Florida 33446-1251
                        Fax #:  561-496-1782
                        Attention: Mr. Paul R. Rutledge

with a simultaneous copy to:

                        Battle Fowler LLP
                        75 East 55th Street
                        New York, New York 10022
                        Attention: Michael A. Mishaan, Esq.
                        Fax #: (212) 856-7803

If to Crossroads at its address set forth on the first page hereof, with simultaneous copies to:

                        Kephart & Fisher
                        41 S. High Street
                        Columbus, OH  43215
                        Attention: David W. Fisher, Esq.
                        Fax #: 614-469-1887

                  and   O'Melveny & Myers
                        400 South Hope Street, 15th Floor
                        Los Angeles, California 90071
                        Attention Frederick B. McLane, Esq.
                        Fax #: 213-430-6407

If to a Contributor (in its capacity as Managing Member or Contributor, as applicable), at such Contributor's address for all purposes under this Agreement shall as set forth on Schedule 1, annexed hereto, with simultaneous copies to:

                        Michael Orbison, Esq.
                        625 Madison Avenue
                        New York, New York 10021
                        Fax #: 212-593-5766

                  and   Columbus Pacific Properties, Inc.
                        6151 W. Century Boulevard, Suite 301
                        Los Angeles, California  90045
                        Fax #: 310-649-6494

Any address or name or facsimile number specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt or the facsimile confirmation. The inability to deliver because of changed address or facsimile number of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept. Notices, demands and other communications may be given by the parties' counsel which shall have the same force and effect as if given by the parties themselves.

      16.2. Entire Agreement, Modifications and Waivers; Cumulative Remedies. This Agreement constitutes the entire agreement between the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Crossroads, any Contributor or AEGIS upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Crossroads, any Contributor or AEGIS of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Crossroads, any Contributor or AEGIS either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

      16.3. Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

      16.4. Successors and Assigns. No assignment of this Agreement by any party hereto shall be permitted, except that AEGIS may assign its rights but not its obligations under this Agreement solely to a directly or indirectly wholly-owned subsidiary or subsidiaries of the REIT or AEGIS, to a partnership, limited liability company in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, at least seventy-five (75%) percent of the Profits, losses and cash flow thereof and controls the management of the affairs of such partnership or limited liability company (any such entity, a "Permitted Designee"), so long as AEGIS provides notice thereof to each Contributor. This Agreement shall be binding upon, and inure to the benefit of, each Contributor and AEGIS and their respective legal representatives, successors, and assigns. Whenever a reference is made in this Agreement to AEGIS, it shall include AEGIS's successors and assigns under this Agreement.

      16.5. Article Headings. Article and Section headings and Article and Section numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

      16.6. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

      16.7. Time Periods. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Property is located or of the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      16.8. Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

      16.9. Intentionally Omitted.

      16.10. Further Acts. In addition to the acts, deeds, instruments and agreements recited herein and contemplated to be performed, executed and delivered by AEGIS, Crossroads, and any Contributor, AEGIS, Crossroads, the Limited Partner and any and Contributor shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transactions contemplated hereunder.

      16.11. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      16.12. Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the nonprevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

      16.13. REIT Audits. The Contributors acknowledge and agree that the REIT, through its independent accountants, at the REIT's sole cost and expense, may conduct an audit of the REIT's financial statements for purposes of the REIT complying with its public reporting obligations under the Securities and Exchange Act of 1934, as amended. In connection therewith, each Contributor agree that for a period of twelve (12) months after the Closing Date, such Contributor, at the REIT's sole cost and expense, shall cooperate and assist, and to cause each of its Affiliates, its employees and representatives to cooperate and assist, in such audit in all respects reasonably requested by the REIT and its independent accountants, including without limitation making employees of such Contributor, the Property and their respective Affiliates available to provide any information necessary or appropriate for such audits and signing standard management representation letters to the REIT's independent accountants and to the REIT. Notwithstanding the foregoing, any such audit shall not postpone the Closing Date.

      IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

                  CONTRIBUTORS:

                  STANDARD INVESTMENT CO. LTD., an Ohio limited liability company


                       By:  /s/ Brian Shirkin_______________________________
                            Name: Brian Shirkin_____________________________
                            Title:__________________________________________

                  RCC CROSSROADS EAST ASSOCIATES, a New York partnership


                              By:   /s/ Stuart J. Boesky____________________
                                    Name: Stuart J. Boesky__________________
                                    Title:__________________________________

                  /s/ J. Michael Fried____________
                  J. MICHAEL FRIED

                  /s/ H. Leon Pachter_____________________
                  H. LEON PACHTER


                  /s/ Alan P. Hirmes______________________________
                  ALAN P. HIRMES


                  /s/ Stuart J. Boesky_____________________________
                  STUART J. BOESKY


                  /s/ Rita S. Boesky____________________________
                  RITA S. BOESKY


                  /s/ Andrew L. Kaskel_______________________
                  ANDREW L. KASKEL


                  /s/ Allison K. Spitalny________________________
                  ALLISON K. SPITALNY


                  /s/ Mark J. Schlacter___________________________
                  MARK J. SCHLACTER


                  AEGIS REALTY, INC.

                  By:  /s/ Mark J. Schlacter
                       Name: Mark J. Schlacter
                          Title: Senior Vice President


                  AEGIS REALTY OPERATING PARTNERSHIP, L.P.

                  BY:  AEGIS Realty, Inc., its general partner


                  By:  /s/ Mark J. Schlacter
                       Name: Mark J. Schlacter_____________________
                       Title: Senior Vice President

The undersigned hereby executed the foregoing agreement to evidence its agreement to (i) enter into the non-exclusive leasing agreement at Closing pursuant to Section 11.2(c)(vi), and (ii) at AEGIS's option to act as construction manager at the Property for a fee not to exceed five percent (5%) of the hard cost of construction, pursuant to an agreement in form reasonably satisfactory to AEGIS and the undersigned.

                  COLUMBUS PACIFIC PROPERTIES, INC.

                              By:   /s/ Brian Shirkin
                                    Name: Brian Shirkin
                                    Title:_______________________________

                                   SCHEDULE 1

                                  Contributors

-------------------------------------------------------------------------------
                              Interest     Interest     Interest    Cash (C)
                                 in           in           in        or Unit
Name and Address             Crossroads     Limited       SJB**        (U)
                                            Partner                 Component
-------------------------------------------------------------------------------

Managing Members:
-------------------------------------------------------------------------------
Standard Investment Co.,        40%           N/A          N/A          U
Ltd.
6151 W. Century Blvd.,
S-301,
Los Angeles, CA 90045-5314
-------------------------------------------------------------------------------
RCC Crossroads East             30%           N/A          N/A          U
Associates
c/o Related Capital Co.
625 Madison Avenue, 5th
Floor
New York,  New York  10022
-------------------------------------------------------------------------------

Crossroads East
Sub-limited Partners:*
-------------------------------------------------------------------------------
J. Michael Fried                7.5%          25%                       U
-------------------------------------------------------------------------------
H. Leon Pachter                  5%         16.667%                     C
-------------------------------------------------------------------------------
Alan P. Hirmes                   5%         16.667%                     U
-------------------------------------------------------------------------------
SJB Sub-limited Partners:**
-------------------------------------------------------------------------------
Stuart Boesky                   7.5%          25%          60%          U
-------------------------------------------------------------------------------
Rita Boesky                     1.8%          6%          14.4%         U
-------------------------------------------------------------------------------
Andrew L. Kaskel               1.25%        4.167%         10%          C
-------------------------------------------------------------------------------
Allison K. Spitalny            1.25%        4.167%         10%          C
-------------------------------------------------------------------------------
Mark J. Schlacter               .7%         2.333%        5.6%          U
-------------------------------------------------------------------------------
                                100%         100%         100%
-------------------------------------------------------------------------------
-------------------
* The Crossroads East Sublimited Partners are each contributing their Interest in Limited Partner. They have only an indirect interest in Crossroads. Ownership percentages in Crossroads are given for allocation purposes only.
** The SJB Sublimited Partners are each contributing their Interests in SJB. They have only indirect interests in Crossroads and Limited Partner. Ownership percentages in Crossroads and Limited Partner are given for allocation purposes only.

                                List of Exhibits

Exhibit A   -     Legal Description of Land
Exhibit B   -     Investor Questionnaire
Exhibit C   -     Lock-Up Agreement
Exhibit D   -     Exchange Rights Agreement
Exhibit E   -     Registration Rights Agreement
Exhibit F   -     Intentionally Omitted
Exhibit G   -     Permitted Exceptions
Exhibit H   -     Tenant Estoppel
Exhibit I   -     Accountant Representation Letter
Exhibit J   -     Rent Roll
Exhibit K   -     Tenant Arrearages and Brokerage Commissions Owing
Exhibit L   -     Tenant Sales Figures
Exhibit M   -     Lease Assignments
Exhibit N   -     Equipment Leases
Exhibit O   -     Insurance Policies
Exhibit P   -     Utility Bills
Exhibit Q   -     Permits
Exhibit R   -     Operating Statements
Exhibit S   -     Security Deposits
Exhibit T   -     Warranty
Exhibit U   -     Non-Exclusive Leasing Agreement
Exhibit V   -     Pro Forma Statements of Operations
Exhibit W   -     Certain Proceedings
Exhibit X   -     Deferred Note
Exhibit Y   -     Intentionally Omitted
Exhibit Z   -     Form of Assignments
Exhibit AA  -     Voting Trust Agreement
Exhibit BB  -     Violations
Exhibit CC  -     FIRPTA Affidavit